UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2024

CAPSTONE GREEN ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15957	20-1514270
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

16640 Stagg Street,
Van Nuys, California	91406
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2024, the Board of Directors (the “Board”) of Capstone Green Energy Holdings, Inc. (the “Company”) appointed Vincent J. Canino as President and Chief Executive Officer of the Company (serving as the Company’s Principal Executive Officer) and as a member of the Board, each effective as of March 11, 2024 (the “Effective Date”). To appoint Mr. Canino as a director, the Board increased the size of the Board from six to seven members.

In connection with the appointment of Mr. Canino as President and Chief Executive Officer, Robert C. Flexon, the current interim President and Chief Executive Officer and Principal Executive Officer of the Company, delivered his resignation from such positions to the Board, effective March 11, 2024. Mr. Flexon will remain as Executive Chairman of the Board until April 1, 2024 (the “Transition Period”) and will continue to earn his base salary during the Transition Period as previously disclosed in the Company’s Current Report on Form 8-K filed on September 15, 2023, which is incorporated by reference herein. Following the conclusion of the Transition Period, Mr. Flexon will transition back to Non-Executive Chairman of the Board, effective April 1, 2024.

Prior to joining the Company, Mr. Canino, 61, served as the Chief Operating Officer of ESS Tech, Inc. (NYSE: GWH), a developer of long-duration energy storage solutions, from September 2022 to March 2024. He previously spent approximately eight years with Smardt Chiller Group, Inc. (“Smardt”), a manufacturer of oil-free chillers, most recently serving as Smardt’s President and Chief Executive Officer. Mr. Canino also served in various roles with Trane Commercial Systems (“Trane”), a manufacturer of heating, ventilation and air conditioning systems, including as Trane’s Vice President, Enterprise Businesses and Renewable Energy. Mr. Canino’s career includes multiple leadership, management, operations and sales roles with publicly traded and privately held organizations. Mr. Canino serves as a board member of Western Washington University and holds a Master of Science in Engineering Mechanics from Pennsylvania State University and a Bachelor of Technology in Mechanical Engineering from the State University of New York at Binghamton.

In connection with Mr. Canino’s appointment as President and Chief Executive Officer, the Compensation and Human Capital Committee of the Board approved an annual base salary of $550,000, effective as of the Effective Date. Mr. Canino will receive no additional compensation for acting as a director.

In addition, Mr. Canino’s offer letter provides that he will be eligible to receive an annual bonus commencing with fiscal year 2025, with an annual target bonus opportunity of 100% of base salary, a minimum payout of 50% of base salary and a maximum payout opportunity of 150% of base salary. Mr. Canino’s offer letter also provides for 450,000 restricted stock units to be granted to Mr. Canino on the Effective Date, which will vest ratably over a three-year period, with one-third of the restricted stock units vesting on each of the first, second and third anniversaries of the grant date, provided that Mr. Canino remains in Continuous Service (as defined in the Capstone Green Energy Holdings, Inc. 2023 Equity Incentive Plan) through the applicable vesting date. Mr. Canino’s offer letter further provides that, to accommodate his transition to working out of the Company’s corporate headquarters in Van Nuys, California, the Company will reimburse Mr. Canino for the cost of reasonable hotel expenses incurred by him on the business days that he works out of such office for the first twelve (12) months following the Effective Date, subject to the Company’s receipt of appropriate documentation evidencing such costs in accordance with the Company’s reimbursement policy.

Mr. Canino will be eligible to receive severance under the terms of the Capstone Green Energy Holdings, Inc. Severance Pay Plan (the “Severance Plan”). Under the Severance Plan, if Mr. Canino’s employment is involuntarily terminated by the Company without Cause (as defined in the Severance Plan) and he otherwise satisfies all conditions and covenants provided in the Severance Plan, Mr. Canino will be eligible to receive severance pay and COBRA reimbursement, in each case, for a period of eighteen (18) months following the date of termination. Each week of severance pay is equivalent to the weekly compensation regularly paid to Mr. Canino at the time his employment terminates, excluding any overtime pay, bonuses and imputed income. Under Mr. Canino’s offer letter, each party is required to provide the other party with at least ninety (90) days’ advance written notice of termination of employment, except in the event of a termination of employment by the Company for Cause or due to death or disability. Mr. Canino’s offer letter further provides that, in the event of a termination of employment by the Company without Cause, the Company has the option to provide Mr. Canino with a lump sum payment equal to ninety (90) days’ base salary in lieu of notice to be paid on the date of termination, and any such payment will not reduce the benefits that may be payable to Mr. Canino under the Severance Plan or the Amended and Restated Change in Control Agreement (as defined below). The foregoing description of Mr. Canino’s offer letter does not purport to be complete and is qualified in its entirety by reference to the offer letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In connection with the appointment of Mr. Canino as President and Chief Executive Officer, the Company amended and restated its form Change in Control Agreement (the “Amended and Restated Change in Control Agreement”) to revise the definition of “Severance Pay” that will be paid in the event of a Qualifying Termination within the CIC Window (each such term, as defined in the Amended and Restated Change in Control Agreement) to mean an amount equal to a multiple of the sum of the employee’s: (i) annual base salary for the calendar year in which the Date of Termination (as defined in the Amended and Restated Change in Control Agreement) occurs (or the employee’s annual base salary in effect immediately prior to the change in control, if higher); and (ii) target annual incentive compensation for the calendar year in which the Date of Termination occurs. For calculating Mr. Canino’s Severance Pay, the Compensation and Human Capital Committee of the Board approved a multiple of two and one-half (2.5). The foregoing description of the Amended and Restated Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Change in Control Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Canino and any other person pursuant to which he was appointed as President and Chief Executive Officer and/or a director of the Company, no family relationships between Mr. Canino and any other executive officer or director of the Company, and no related party transactions within the meaning of Item 404(a) of Regulation S-K between Mr. Canino and the Company.

Item 7.01	Regulation FD Disclosure.

On March 12, 2024, the Company issued a press release announcing the appointment of Mr. Canino as President and Chief Executive Officer and a director of the Company and, in connection with such transition, that Mr. Flexon will remain as Executive Chairman of the Board until April 1, 2024, upon which he will transition back to Non-Executive Chairman of the Board. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Offer Letter for Vincent J. Canino, dated February 22, 2024.
10.2	Form of Amended and Restated Change in Control Agreement.
99.1	Press Release, dated March 12, 2024 (furnished herewith).
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE GREEN ENERGY HOLDINGS, INC.

Date: March 12, 2024	By:	/s/ John J. Juric
Name: John J. Juric
Title: Chief Financial Officer